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                                                                      EXHIBIT 11
                           WYNDHAM HOTEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
              QUARTER AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               QUARTER ENDED           SIX MONTHS ENDED
                                                                  JUNE  30,                JUNE  30,
                                                         ------------------------  ----------------------
                                                            1996         1997         1996        1997
                                                         ----------   -----------  -----------  ---------
Primary Earnings Per Share:
----------------------------
Number of Shares:
      Common stock outstanding                               20,018        20,018       20,018     20,018
      Assumed exercise of stock options*                          -             -            -          -
                                                         ----------   -----------  -----------  ---------
                                                             20,018        20,018       20,018     20,018
                                                         ==========   ===========  ===========  =========
Income before extraordinary item                         $   13,624   $     2,242  $    18,790  $   6,826
Extraordinary item                                           (1,131)            -       (1,131)         -
                                                         ----------   -----------  -----------  ---------
Net Income                                               $   12,493   $     2,242  $    17,659  $   6,826
                                                         ==========   ===========  ===========  =========
Earnings per common share outstanding:
   Income before extraordinary item                      $      .68   $       .11  $       .94  $     .34
   Extraordinary item                                          (.06)            -         (.06)         -
                                                         ----------   -----------  -----------  ---------
   Net Income                                            $      .62   $       .11  $       .88  $     .34
                                                         ==========   ===========  ===========  =========

Fully Diluted Earnings Per Share:
------------------------------------
Number of Shares:
      Common stock outstanding                               20,018        20,018       20,018     20,018
      Assumed exercise of stock options*                          -             -            -          -
                                                         ----------   -----------  -----------  ---------
                                                             20,018        20,018       20,018     20,018
                                                         ==========   ===========  ===========  =========
Income before extraordinary item                         $   13,624   $     2,242  $    18,790  $   6,826
Extraordinary items                                          (1,131)            -       (1,131)         -
                                                         ----------   -----------  -----------  ---------
Net Income                                               $   12,493   $     2,242  $    17,659  $   6,826
                                                         ==========   ===========  ===========  =========
Earnings per common share outstanding:
   Income before extraordinary item                      $      .68   $       .11  $       .94  $     .34
   Extraordinary item                                          (.06)            -         (.06)         -
                                                         ----------   -----------  -----------  ---------
   Net Income                                            $      .62   $       .11  $       .88  $     .34
                                                         ==========   ===========  ===========  =========

* Dilution from assumed exercise of stock options is less than 3 percent of earnings per common shares outstanding, therefore, is not included in the calculation.